DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.

Registration No. 811-08246
FORM N-SAR
Annual Period Ended November 30, 2011

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Annual Meeting of Shareholders of Delaware Investments Global Dividend and Income Fund, Inc. (the "Fund"), the shareholders of the Fund voted to elect a Board of Directors for the Fund at a meeting held on August 17, 2011. At the meeting, the following people were elected to serve as Independent Directors: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Director.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Directors for the Fund.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 4,216,980.898
PERCENTAGE OF OUTSTANDING SHARES 85.519%
PERCENTAGE OF SHARES VOTED 94.042%
SHARES WITH AUTHORITY WITHHELD 267,182.512
PERCENTAGE OF OUTSTANDING SHARES 5.418%
PERCENTAGE OF SHARES VOTED 5.958%

Patrick P. Coyne

SHARES VOTED FOR 4,214,249.353
PERCENTAGE OF OUTSTANDING SHARES 85.464%
PERCENTAGE OF SHARES VOTED 93.981%
SHARES WITH AUTHORITY WITHHELD 269,914.057
PERCENTAGE OF OUTSTANDING SHARES 5.473%
PERCENTAGE OF SHARES VOTED 6.019%

John A. Fry

SHARES VOTED FOR 4,213,252.429
PERCENTAGE OF OUTSTANDING SHARES 85.443%
PERCENTAGE OF SHARES VOTED 93.959%
SHARES WITH AUTHORITY WITHHELD 270,910.981
PERCENTAGE OF OUTSTANDING SHARES 5.494%
PERCENTAGE OF SHARES VOTED 6.041%

Anthony D. Knerr

SHARES VOTED FOR 4,207,770.133
PERCENTAGE OF OUTSTANDING SHARES 85.332%
PERCENTAGE OF SHARES VOTED 93.837%
SHARES WITH AUTHORITY WITHHELD 276,393.277
PERCENTAGE OF OUTSTANDING SHARES 5.605%
PERCENTAGE OF SHARES VOTED 6.163%

Lucinda S. Landreth

SHARES VOTED FOR 4,218,820.483
PERCENTAGE OF OUTSTANDING SHARES 85.556%
PERCENTAGE OF SHARES VOTED 94.083%
SHARES WITH AUTHORITY WITHHELD 265,342.927
PERCENTAGE OF OUTSTANDING SHARES 5.381%
PERCENTAGE OF SHARES VOTED 5.917%

Ann R. Leven

SHARES VOTED FOR 4,207,966.167
PERCENTAGE OF OUTSTANDING SHARES 85.336%
PERCENTAGE OF SHARES VOTED 93.841%
SHARES WITH AUTHORITY WITHHELD 267,197.243
PERCENTAGE OF OUTSTANDING SHARES 5.601%
PERCENTAGE OF SHARES VOTED 6.159%

Thomas F. Madison

SHARES VOTED FOR 4,205,767.864
PERCENTAGE OF OUTSTANDING SHARES 85.292%
PERCENTAGE OF SHARES VOTED 93.792%
SHARES WITH AUTHORITY WITHHELD 278,395.546
PERCENTAGE OF OUTSTANDING SHARES 5.645%
PERCENTAGE OF SHARES VOTED 6.208%

Janet L. Yeomans

SHARES VOTED FOR 4,218,303.694
PERCENTAGE OF OUTSTANDING SHARES 85.546%
PERCENTAGE OF SHARES VOTED 94.072%
SHARES WITH AUTHORITY WITHHELD 265,859.716
PERCENTAGE OF OUTSTANDING SHARES 5.391%
PERCENTAGE OF SHARES VOTED 5.928%

J. Richard Zecher

SHARES VOTED FOR 4,208,243.371
PERCENTAGE OF OUTSTANDING SHARES 85.342%
PERCENTAGE OF SHARES VOTED 93.847%
SHARES WITH AUTHORITY WITHHELD 275,920.039
PERCENTAGE OF OUTSTANDING SHARES 5.595%
PERCENTAGE OF SHARES VOTED 6.153%
WS: MFG_Philadelphia: 856573: v1

WS: MFG_Philadelphia: 856573: v1